UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 4, 2019

Date of Report (Date of earliest event reported)

Canbiola, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 8.01 Other Events

On June 4, 2019, Canbiola, Inc. (the “Company”) entered into a non-binding Letter of Intent (the “LOI”) with Shi Farms, Inc. (“Shi Farms”). Pursuant to the LOI, Shi Farms and the Company intend to joint-venture to create a “depot model” for hemp processing. According to the LOI, the Company would manage and direct the NY Depot, where fully grown hemp harvested by third party cultivators would be stored once purchased by the NY Depot. The raw material would be aggregated and then shipped to Shi Farms’ facility in Pueblo, CO, where it would be processed by Shi Farms’ other joint-venture partner, Mile High Labs.

The Company would be entitled to 70% of “gross profits” (i.e. gross revenues less operational costs but excluding corporate overhead and other expenses not directly related to acquisition and processing of the hemp) generated by the NY Depot, and Shi Farms would be entitled to remaining profits. The Company would be permitted to sell raw hemp in excess of its minimum monthly requirements set with Shi Farms. In addition to managing the NY Depot, the Company would make a one-time cash payment to Shi Farms of $500,000 upon execution of the LOI and issue shares of common stock valued at $500,000, as determined by calculating the average closing price of the Company’s common stock for the 10 prior days, within 30 days of the closing of the transactions contemplated by the LOI.

Shi Farms would provide technical expertise, availability of seeds and clones, and a cultivation license for the state of New York, which would be applied for once the Company has selected a location for the NY Depot.

The LOI is non-binding and its terms are subject to the parties entering binding definitive agreements memorializing the promises of the parties. Should the parties not enter into definitive agreements, the terms of the LOI would not take into effect. The parties expect to enter into the definitive agreements within thirty (30) days from the date of the LOI; provided, that the parties can agree on terms.

Forward- Looking Statements

Statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
99.1	LOI with Shi Farms

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Canbiola, Inc.

Date: June 11, 2019	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO